UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2022

Azenta, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA 01824
(Address of principal executive offices and Zip Code)

(978) 262-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AZTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2022, Azenta, Inc. (“Azenta”), and its wholly-owned subsidiary, Azenta Luxembourg S.á r.l. (“Azenta Luxembourg”), entered into a Share Purchase Agreement (the “Agreement”) with B Medical Systems Holding S.A. (the “Seller”), pursuant to which Azenta Luxembourg has agreed to acquire and the Seller has agreed to sell, all of the issued and outstanding capital shares of B Medical Systems S.á r.l. (“B Medical”). B Medical is a leading global provider of temperature-controlled storage and transportation solutions.

The total purchase price to be paid by Azenta Luxembourg is approximately €410,000,000, plus up to an additional €50,000,000 in contingent consideration that may be earned based upon achievement of certain financial metrics by B Medical and its subsidiaries following the closing. The consummation of the transaction contemplated by the Agreement is subject to customary closing conditions and is expected to occur in October 2022.

The Agreement also includes customary representations, warranties, and covenants of the parties. The representations and warranties made by each party were made solely for the benefit of the other party and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk between the parties to the Agreement if those statements prove to be inaccurate; (ii) may have been qualified in the Agreement by disclosures that were made to the other party in disclosure schedules to the Agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the Agreement or such other date or dates as may be specified in the Agreement.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Agreement. A copy of the Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On August 8, 2022, Azenta issued a press release announcing entry into the Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
2.1*+	Share Purchase Agreement, dated as of August 8, 2022, by and among Azenta, Inc., Azenta Luxembourg S.á r.l. and B Medical Systems Holding S.A.
99.1	Press Release dated August 8, 2022, issued by Azenta, Inc.
104	Cover Page Interactive Data File (embedded within the iXBRL (Inline eXtensible Business Reporting Language) document).
*

Certain schedules and exhibits have been omitted from this Exhibit pursuant to Item 601(a)(5) of Regulation S-K. Azenta, Inc. will furnish a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission or its staff upon request.

+	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this Exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZENTA, INC.

/s/ Jason W. Joseph
Date: August 9, 2022	Jason W. Joseph
Senior Vice President, General Counsel and Secretary